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                                                              EXHIBIT EX-10.2

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                          TRANSAMERICA CORPORATION
                     NONQUALIFIED STOCK OPTION AGREEMENT


          Transamerica Corporation (the "Company") hereby grants you, [NAME] (the "Employee"), a nonqualified stock option under the Company's 1995 Performance Stock Option Plan (the "Plan"), to purchase shares of common stock of the Company ("Shares"). The date of this Agreement is [DATE] (the "Grant Date"). In general, the latest date this option is exercisable is [DATE] (the "Expiration Date"). However, as provided in Appendix A (attached hereto), this option may expire earlier than the Expiration Date. Subject to the provisions of Appendix A and of the Plan, the principal features of this option are as follows:

   Maximum Number of Shares
   Purchasable with this Option: [NUMBER]  Purchase Price per Share: $[NUMBER]

     Scheduled Vesting Dates               Number of Shares

      [DATE]                                  [NUMBER]
      [DATE]                                  [NUMBER]
      [DATE]                                  [NUMBER]

               Event Triggering                      Maximum Time to Exercise
            Termination of Option                     After Triggering Event*

     Termination of Employment (except as shown
       below)                                               3 months
     Termination of Employment due to Disability            3 years
     Termination of Employment due to Early or
        Normal Retirement                                   5 years
     Death (prior to expiration of option)                  3 years

     * However, in no event may this option be exercised after the Expiration Date (except in certain cases of the death of the Employee).


     Your signature below indicates your agreement and understanding that this option is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and termination of this option is contained in Paragraphs 4 through 7 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.


TRANSAMERICA CORPORATION                EMPLOYEE



By


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                                 APPENDIX A

             TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

          1. Grant of Option. The Company hereby grants to the Employee under the Plan, as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, a nonqualified stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of [NUMBER] Shares. The option granted hereby is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code.

          2. Exercise Price. The purchase price per Share for this option (the "Exercise Price") shall be $[NUMBER].

          3. Number of Shares. The number and class of Shares specified in Paragraph 1 above, and/or the Exercise Price, are subject to appropriate adjustment in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, distribution or other change in the corporate structure of the Company affecting the Shares; provided, however, that the number of Shares subject to this option shall always be a whole number. Subject to any required action of the stockholders of the Company, if the Company is the surviving corporation in any merger or consolidation, this option (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of Shares that are then subject to the option would have been entitled.

          4. Vesting Schedule. This option is scheduled to become exercisable as to 33-1/3% of the shares subject to such option on the third anniversary date of the Grant Date, and as to an additional 33-1/3% on each succeeding anniversary date, until the right to exercise this option shall have accrued with respect to 100% of the Shares subject to this option. However, on any scheduled vesting date, vesting actually will occur only if the Employee is an Executive on such date. Notwithstanding the foregoing, in the event of the Employee's Termination of Employment due to Normal Retirement, Disability or death, (a) if the right to exercise any particular Shares would have vested within six (6) months after such Termination of Employment (had the Employee not incurred a Termination of Employment), then the right to exercise such Shares will vest on the date that such right otherwise would have vested, and (b) if the right to exercise any particular Shares would have vested more than six (6) months after such Termination of Employment (had the Employee not incurred a Termination of Employment), then the right to exercise a portion of such Shares will vest on the date that such right otherwise would have vested, as determined in the discretion of the Committee based on the time elapsed from the Grant Date to the Termination of Employment and the vesting date.

          5. Change of Control. Notwithstanding any contrary provision of Paragraph 4 above, in the event a Change of Control occurs prior to the Employee's Termination of Employment, the right to exercise one hundred percent (100%) of the Shares subject to this option will vest on the date that the Change of Control occurs.

          6. Termination of Option. In the event of the Employee's Termination of Employment for any reason other than Early or Normal Retirement, Disability or death, the Employee may, within three (3) months

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after the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of this option. In the event of the Employee's Termination of Employment due to Disability, the Employee may, within three (3) years after the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of this option. In the event of the Employee's Termination of Employment due to Early or Normal Retirement, the Employee may, within five (5) years from the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of this option.

          7. Death of Employee. In the event that the Employee dies prior to the expiration of this option in accordance with the provisions of Paragraph 6 above, the Employee's designated beneficiary or beneficiaries, or if no beneficiary survives the Employee, the administrator or executor of the Employee's estate, may, within three (3) years after the date of death, exercise any vested but unexercised portion of this option. Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this option and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this option as set forth in this Agreement.

          8. Persons Eligible to Exercise Option. This option shall be exercisable during the Employee's lifetime only by the Employee. This option is not transferable, except that the Employee may transfer this option (a) by a valid beneficiary designation made in a form and manner acceptable to the Committee, or (b) by will or the applicable laws of descent and distribution.

          9. Exercise of Option. This option may be exercised by the person then entitled to do so as to any Shares which may then be purchased (a) by giving written notice of exercise to the Secretary of the Company (or his or her designee), specifying the number of full Shares to be purchased and accompanied by full payment of the Exercise Price (and the amount of any income tax the Company is required by law to withhold by reason of such exercise), and (b) by giving satisfactory assurances in writing if requested by the Company, signed by the person exercising the option, that the Shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof.

          10. Suspension of Exercisability. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of Shares hereunder, this option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.


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          11.  No Rights of Stockholder.  Neither the Employee (nor any
beneficiary) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable pursuant to the exercise of this option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (or beneficiary).

          12. No Effect on Employment. The Employee's employment with the Company and its Affiliates is on an at-will basis only. Accordingly, the terms of the Employee's employment with the Company and its Affiliates shall be determined from time to time by the Company or the Affiliate employing the Employee (as the case may be), and the Company or the Affiliate shall have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. For purposes of this Agreement, the transfer of employment of the Employee between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment.

          13. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 600 Montgomery Street, San Francisco, California 94111, or at such other address as the Company may hereafter designate in writing.

          14. Option is Not Transferable. Except as otherwise provided in Paragraphs 7 and 8 above, this option and the rights and privileges conferred hereby may not be transferred, pledged, assigned or otherwise hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, pledge, assign, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this option and the rights and privileges conferred hereby immediately shall become null and void.

          15. Maximum Term of Option. Notwithstanding any other provision of this Agreement except Paragraph 7 above relating to the death of the Employee (in which case this option is exercisable to the extent set forth therein), this option is not exercisable after the Expiration Date.

          16. Binding Agreement. Subject to the limitation on the transferability of this option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

          17. Conditions to Exercise. The Exercise Price for this option must be paid in the legal tender of the United States or, in the Committee's sole discretion, in Shares. Exercise of this option will not be permitted until satisfactory arrangements have been made for the payment of the appropriate amount of withholding taxes (as determined by the Company).

          18. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

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          19.  Committee Authority.  The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

          20. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

          21. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.


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